REDWOOD EMPIRE BANCORP

                             2001 STOCK OPTION PLAN

                          EFFECTIVE AS OF MAY 15, 2001


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.      INTRODUCTION...................................................1


SECTION 2.      DEFINITIONS....................................................1

        (a)     "Affiliate"....................................................1

        (b)     "Board"........................................................1

        (c)     "Change In Control"............................................1

        (d)     "Code".........................................................2

        (e)     "Committee"....................................................2

        (f)     "Common Stock".................................................2

        (g)     "Company"......................................................2

        (h)     "Consultant"...................................................2

        (i)     "Director".....................................................2

        (j)     "Disability"...................................................2

        (k)     "Employee".....................................................2

        (l)     "Exchange Act".................................................3

        (m)     "Exercise Price"...............................................3

        (n)     "Fair Market Value"............................................3

        (o)     "Grant"........................................................3

        (p)     "Incentive Stock Option" or "ISO"..............................3

        (q)     "Key Employee".................................................3

        (r)     "Non-Employee Director"........................................3

        (s)     "Nonstatutory Stock Option" or "NSO"...........................3

        (t)     "Option".......................................................3

        (u)     "Optionee".....................................................4

        (v)     "Parent".......................................................4

        (w)     "Participant"..................................................4

        (x)     "Plan".........................................................4

        (y)     "Securities Act"...............................................4

        (z)     "Service"......................................................4

        (aa)    "Share"........................................................4

        (bb)    "Stock Option Agreement".......................................4

        (cc)    "Subsidiary"...................................................4
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        (dd)    "10-Percent Shareholder".......................................4


SECTION 3.      ADMINISTRATION.................................................4

        (a)     Committee Composition..........................................4

        (b)     Authority of the Committee.....................................5

        (c)     Indemnification................................................5


SECTION 4.      ELIGIBILITY....................................................6

        (a)     General Rules..................................................6

        (b)     Incentive Stock Options........................................6

        (c)     Non-Employee Director Options..................................6


SECTION 5.      SHARES SUBJECT TO PLAN.........................................7

        (a)     Basic Limitation...............................................7

        (b)     Additional Shares..............................................7

        (c)     Dividend Equivalents...........................................7

        (d)     Limits on Options..............................................7

        (e)     Limit on Aggregate Grants of Options...........................7


SECTION 6.      TERMS AND CONDITIONS OF OPTIONS................................7

        (a)     Stock Option Agreement.........................................7

        (b)     Number of Shares...............................................7

        (c)     Exercise Price.................................................7

        (d)     Exercisability and Term........................................8

        (e)     Modifications or Assumption of Options.........................8

        (f)     Transferability of Options.....................................8

        (g)     No Rights as Stockholder.......................................8

        (h)     Restrictions on Transfer.......................................8





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SECTION 7.      PAYMENT FOR OPTION SHARES......................................9

        (a)     General Rule...................................................9

        (b)     Surrender of Stock.............................................9

        (c)     Promissory Note................................................9

        (d)     Other Forms of Payment.........................................9


SECTION 8.      PROTECTION AGAINST DILUTION....................................9

        (a)     Adjustments....................................................9

        (b)     Participant Rights............................................10


SECTION 9.      EFFECT OF A CHANGE IN CONTROL.................................10

        (a)     Merger or Reorganization......................................10

        (b)     Acceleration..................................................10


SECTION 10.     LIMITATIONS ON RIGHTS.........................................10

        (a)     Retention Rights..............................................10

        (b)     Stockholders' Rights..........................................10

        (c)     Regulatory Requirements.......................................10



SECTION 11.     WITHHOLDING TAXES.............................................11

        (a)     General.......................................................11

        (b)     Share Withholding.............................................11


SECTION 12.     DURATION AND AMENDMENTS.......................................11

        (a)     Term of the Plan..............................................11

        (b)     Right to Amend or Terminate the Plan..........................11


SECTION 13.     EXECUTION.....................................................11







                                     -iii-
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                             REDWOOD EMPIRE BANCORP

                             2001 STOCK OPTION PLAN

                          EFFECTIVE AS OF MAY 15, 2001


SECTION 1.      INTRODUCTION.

         The Company's Board of Directors adopted the Redwood Empire Bancorp 2001 Stock Option Plan on March 20, 2001 (the "Adoption Date"). The Plan is effective as of May 15, 2001.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees (which includes any employee, director, non-employee director, or consultant selected) an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest; to encourage such selected persons to continue to provide services to the Company, and to attract to the Company new individuals with outstanding qualifications.

         The Plan seeks to achieve this purpose by providing for the grant of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options).

         The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or the applicable Stock Option Agreement.

SECTION 2.      DEFINITIONS.

         (a) "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

         (b) "Board" means the Board of Directors of the Company, as constituted from time to time.

         (c) "Change In Control"  except as may otherwise be provided in a Stock
         Option  Agreement  or  applicable  employment   agreement,   means  the
         occurrence of any of the following:

                  (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of




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                           the  Company   immediately   prior  to  such  merger,
                           consolidation or other reorganization;

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

                  (iii) Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 51% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

                           (1)      A  trustee   or  other   fiduciary   holding
                                    securities under an employee benefit plan of the Company or a subsidiary of the Company;

                           (2) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

                           (3)      The Company; or

                  (iv)     A complete liquidation or dissolution of the Company.
                           (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

         (f) "Common Stock" means the Company's common stock.

         (g) "Company" means Redwood Empire Bancorp, a California corporation.

         (h) "Consultant" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee, Director or a Non-Employee Director.

         (i) "Director" means a member of the Board who is also an Employee.

         (j) "Disability" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         (k) "Employee" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.



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         (m) "Exercise  Price" means,  in the case of an Option,  the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

         (n) "Fair Market Value" means the market price of Shares, determined by the Committee as follows:

                  (i) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the last trading price reported by the applicable composite transactions report for the previous trading day;

                  (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last trading price quoted by the NASDAQ system for the previous trading day;

                  (iii) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for the previous trading day; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

         (o) "Grant" means any grant of an Option under the Plan.

         (p) "Incentive Stock Option" or "ISO" means an incentive stock option described in Code section 422(b).

         (q) "Key Employee" means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Option under the Plan.

         (r) "Non-Employee Director" means a member of the Board who is not an Employee.

         (s) "Nonstatutory Stock Option" or "NSO" means a stock option that is not an ISO.

         (t) "Option" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

         (u) "Optionee" means an individual, estate or other entity that holds an Option.


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         (v)  "Parent"  means any  corporation  (other  than the  Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         (w) "Participant" means an individual or estate or other entity that holds an Option.

         (x) "Plan" means this Redwood Empire Bancorp 2001 Stock Option Plan, as it may be amended from time to time.

         (y) "Securities Act" means the Securities Act of 1933, as amended.

         (z) "Service" means service as an Employee, Director, Non-Employee Director or Consultant.

         (aa) "Share" means one share of Common Stock.

         (bb) "Stock Option Agreement" means the agreement described in Section 6 evidencing each Grant of an Option.

         (cc) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         (dd) "10-Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3.        ADMINISTRATION.

         (a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

         With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Options granted to

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         persons who are officers or directors of the Company  under  Section 16 of the Exchange Act. Notwithstanding the previous sentence, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate any Options granted by such Committee.

         The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Options under the Plan to such Key Employees and may determine all terms of such Options.

         Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Options granted to Non-Employee Directors.

         (b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

                  (i) selecting Key Employees who are to receive Options under the Plan;

                  (ii) determining the type, number, vesting requirements and other features and conditions of such Options;

                  (iii)    interpreting the Plan; and

                  (iv) making all other decisions relating to the operation of the Plan.

         The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

         (c) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from
         (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.        ELIGIBILITY.

         (a) General Rules. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

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         (b) Incentive  Stock  Options.  Only Key  Employees who are  common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

         (c) Non-Employee Director Options. Non-Employee Directors shall be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

                  (i) Each eligible Non-Employee Director shall automatically be granted an NSO to purchase 1,000 Shares (subject to adjustment under Section 10) as a result of his or her initial election or appointment as a Non-Employee Director. Upon the conclusion of each regular annual meeting of the Company's stockholders following his or her initial election or appointment, each eligible Non-Employee Director who will continue serving as a member of the Board thereafter shall receive an NSO to purchase 1,000 Shares (subject to adjustment under Section 10). All NSOs granted pursuant to this Section 4(c) shall vest and become exercisable with respect to 25% of the Shares on each anniversary of the date of Grant, provided the individual is serving as a director of the Company as of each such vesting date.

                  (ii)     All NSOs granted to Non-Employee  Director under this
                           Section 4(c) shall become exercisable in full in the event of a Change in Control with respect to the Company.

                  (iii) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, payable in one of the forms described in
                           Section 7.

                  (iv) All NSOs granted to a Non-Employee Director under this Section 4(c) shall terminate on the earliest of:

                           (1)      The 10th anniversary of the date of grant;

                           (2)      The first  anniversary of such  Non-Employee
                                    Director's   Service   due   to   death   or
                                    Disability;

                           (3)      The   date  of  the   termination   of  such
                                    Non-Employee  Director's  Service for Cause;
                                    or

                           (4) The date ninety (90) days after the termination of such Non-Employee Director's Service for any reason other than Cause, Death or Disability.


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SECTION 5.        SHARES SUBJECT TO PLAN.

         (a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Options under the Plan shall not exceed 150,000.

         (b) Additional Shares. If Options are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Options shall again become available for Options under the Plan.

         (c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Options.

         (d) Limits on Options . No Key Employee shall receive Options to purchase Shares during any fiscal year covering in excess of 8,000 Shares.

         (e) Limit on Aggregate Grants of Options. At no time may an Option be granted if the Grant of such Option would result in the number of unexercised and outstanding options (under this Plan and all other plans or arrangements of the Company) exceeding 10% of the outstanding Shares of the Company at the time of the Grant. If a Grant of Options pursuant to Section 4(c) would result in the violation of the limit in this Section 5(e), each Option to be granted shall be reduced pro rata so as not to cause a violation of such limit. Subsequent Grants pursuant to Section 4(c) may only occur at such time as the limit in this Section 5(e) would not be violated.

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

         (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

         (c) Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. To the extent required by applicable law the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

         (d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option


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

         Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

         (e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

         (f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (g) No Rights as Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

         (h) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7.        PAYMENT FOR OPTION SHARES.

         (a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:


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

                  (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

                  (ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

         (b) Surrender of Stock. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c)  Promissory   Note.  To  the  extent  that  this  Section  7(c)  is
         applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

         (d) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8.        PROTECTION AGAINST DILUTION.

         (a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

                  (i) the number of Shares available for future Options, the size of per person Grants under Section 4(c) and the Share limits under Sections 5(d) and 5(e);

                  (ii)     the  number of  Shares  covered  by each  outstanding
                           Option; or

                  (iii)    the Exercise Price under each outstanding Option.

         (b) Participant Rights. Except as provided in this Section 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 9.        EFFECT OF A CHANGE IN CONTROL.

         (a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with consideration.

         (b) Acceleration. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully vested as to all Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

SECTION 10.       LIMITATIONS ON RIGHTS.

         (a) Retention Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

         (b) Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Option prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in
         Section 8.

         (c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 11.       WITHHOLDING TAXES.

         (a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Option. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

         (b) Share Withholding. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her minimum withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 12.       DURATION AND AMENDMENTS.

         (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its approval of the Company's stockholders. To the extent required by applicable law, the Plan shall terminate on the date that is 10 years after its original adoption by the Board and may be terminated on any earlier date pursuant to Section 12(b).

         (b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that without the approval of the Company's stockholders, no amendment of the Plan shall be effective (i) that increases the basic limitation of Section 5(a), (ii) that increases or removes the percentage limit on Grants of Options found in Section 5(e), or (iii) with respect to which such approval is required by applicable laws, regulations or rules.

SECTION 13.       EXECUTION.

         To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.



                             REDWOOD EMPIRE BANCORP


                             /s/ Patrick W. Kilkenny
                             ------------------------
                         By  Patrick W. Kilkenny

                       Title President/Chief Executive Officer